EXHIBIT 10.3

NSU RESOURCES INC

MINUTES of a Meeting of the Board of Directors of NSU Resources Inc., (the “Company”) held via Teleconference, on the 19th of April 2013 at 13:30 Standard Eastern Time with Dr Williams in Montreal, Canada and Dr Duchesne in Ottawa Canada.

Present: Dr Robert Williams, Dr. Luc C Duchesne, via teleconference. Constituting a quorum of the members of the Board of Directors.

The Directors waived notice of the Meeting: The Meeting was called to discuss the sale of mineral rights from Byers Brook and Shatter Lake claims owned by NSU Resources in Colchester County of Nova Scotia to Great Rock Development Corporation for 2,000,000 common shares of Great Rock Development Corporation plus one dollar and smelter royalties “The Transaction.”

BE IT RESOLVED THAT NSU approves the transaction with Great Rock Development Corporation

There being no further business to discuss, the meeting was terminated.

Abstains from voting

Luc C Duchesne

Director

Date: April 29th, 2013	By	/s/ Robert Williams
Name: Robert Williams Title: Director